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                                                                    Exhibit 23.2


                      Consent of Independent Accountants

The Board of Directors
Summit Technology, Inc.:


We consent to incorporation by reference in the registration statements (No.33-25169), (No.33-41451), (No.33-49162), (No. 33-79158), (No. 333-03765),
(No. 333-26142) and (No. 333-41583) on Forms S-8, S-8, S-8, S-3, S-3, S-8, and
S-8, respectively, of Summit Technology, Inc. of our report dated March 6, 1998, except as to Note 10, which is as of March 27, 1998 and except for the restatement referred to in Note 18, as to which the date is March 9, 1999 relating to the consolidated balance sheet of Summit Technology, Inc. and subsidiaries as of December 31, 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows and related schedules for each of the years in the two-year period ended December 31, 1997, which report appears in this current report on Form 8-K of Summit Technology, Inc. dated March 23, 1999.


                                              /s/ KPMG Peat Marwick LLP
                                                  KPMG Peat Marwick LLP



Boston, Massachusetts
March 23, 1999